EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Fourth Quarter Results

FITZGERALD, Ga., Jan. 26, 2016 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $1,584,000, or $0.19 per diluted share for the fourth quarter of 2015 compared to $1,310,000, or $0.16 per diluted share for the comparable 2014 period, while net income available to shareholders for calendar year 2015 was $5,998,000, or $0.71 per diluted share compared to $4,843,000, or $0.57 per share for the comparable 2014 period.  This increase of 23.85 percent in net income for the comparable twelve month period was primarily driven by a reduction in provision for loan losses, noninterest expense and preferred stock dividend payments.  “In addition to solid earnings for the year, we also had significant asset quality improvement.  Total non-performing assets were $23.25 million at December 31, 2015, which is a reduction of 19.10 percent from the prior year end.  Though modest, we also realized an increase in total loans, net of reserves to $749.68 million at December 31, 2015 compared to $736.93 a year ago,” said Ed Loomis, President and Chief Executive Officer.  “The highlight during the quarter was approval by regulatory agencies to redeem another 5,146 shares of preferred stock at par.   Total redemption in 2015 was $9.979 million which reduces our preferred stock by 35.64 percent from a year ago.  On an annual basis this reduces our dividend payment by $898 thousand.  We intend to further reduce our preferred stock during 2016 which will be immediately accretive to earnings.”

Capital

Colony continues to maintain a strong regulatory capital position to be categorized as “well-capitalized” by regulatory benchmarks.  At December 31, 2015, the Company’s tier one leverage ratio, tier one and total risk-based capital ratios were 10.69 percent, 15.51 percent and 16.59 percent, respectively, compared to 11.18 percent, 16.78 percent and 17.95 percent, respectively, at December 31, 2014 and to 10.57 percent, 15.81 percent and 17.06 percent, respectively, at December 31, 2013.  Effective January 1, 2015, new regulatory regulations (commonly referred to as Basel III capital regulation) required new risk-weighting of certain assets and an additional capital ratio to be calculated.  The common equity tier one capital ratio at December 31, 2015 of 10.29 percent exceeded the minimum requirement of 4.50 percent.   The Company’s capital ratios were all in excess of regulatory minimums required to be classified as “well-capitalized”.

Net Interest Margin

During the fourth quarter of 2015, the Company reported net interest income of $9.76 million and a net interest margin of 3.63 percent compared to $9.50 million and 3.59 percent, respectively, for fourth quarter 2014, while net interest income for twelve months ended December 31, 2015 was $37.71 million and a net interest margin of 3.52 percent compared to $37.96 million and 3.60 percent, respectively, for the comparable 2014 period.  The low interest rate environment continues to be challenging for the banking industry.  In December, Federal Reserve initiated their first interest rate hike since 2006 and we anticipate further rate increases by the Federal Reserve in 2016.  This action should positively impact our margin going forward.

Asset Quality

The Company continues to monitor our substandard and non-performing assets and focus on problem asset resolution.  Substandard assets that include non-performing assets totaled $41.24 million at December 31, 2015 compared to $43.29 million and $53.45 million, respectively, at December 31, 2014 and December 31, 2013.  Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 31.36%, 32.39% and 39.22%, respectively, at December 31, 2015, December 31, 2014 and December 31, 2013.  The current quarter was slightly impacted due to the reduction in capital associated with the $5.146 million preferred stock redemption. Non-performing assets decreased from the previous quarter end to $23.25 million or 3.03 percent of total loans and other real estate owned as of December 31, 2015.  This compares to $28.74 million or 3.80 percent and $39.61 million or 5.17 percent, respectively, as of December 31, 2014 and December 31, 2013.

Other real estate (“OREO”) totaled $8.84 million at December 31, 2015 compared to $10.40 million and $15.50 million, respectively, at December 31, 2014 and December 31, 2013.  Activity during the fourth quarter resulted in a decrease of $2.16 million, or 19.63 percent reduction from the previous quarter end.  Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the fourth quarter of 2015 net charge-offs (recoveries) were ($77) thousand, or (0.01) percent of average loans as compared to net charge-offs of $986 thousand, or 0.13 percent of average loans in fourth quarter 2014, while year to date 2015 net charge-offs were $1.06 million, or 0.14 percent of average loans as compared to net charge-offs of $4.31 million, or 0.58 percent of average loans for the comparable 2014 period.  The loan loss reserve was $8.60 million or 1.13 percent of total loans on December 31, 2015 compared to $8.80 million or 1.18 percent and $11.81 million or 1.57 percent, respectively, at December 31, 2014 and December 31, 2013.  Loan loss reserve methodology resulted in three months ended December 31, 2015 provision for loan losses of $125 thousand compared to $0 for the comparable 2014 period, while year to date 2015 provision for loan losses was $866 thousand compared to $1.31 million for the comparable 2014 period.

Noninterest Income

Total noninterest income declined modestly in the comparable periods as noninterest income for twelve months ended December 31, 2015 was $9.05 million compared to $9.13 million in the comparable 2014 period, or a decrease of 0.88 percent.  Service charge income on deposits decreased by $300 thousand or 6.57 percent while mortgage fee income increased by $107 thousand or 25.48 percent and other fee income increased $158 thousand or 6.40 percent to partially offset the service charge decline.

Noninterest Expense

Total noninterest expense decreased in the comparable periods as noninterest expense for twelve months ended December 31, 2015 was $33.73 million compared to $34.98 million for the comparable 2014 period, or a decrease of 3.59 percent.  Improved asset quality is attributable for much of the reduction with a significant decrease in credit-related expenses.  Repossession and foreclosure expense decreased from $850 thousand to $639 thousand for the comparable periods and loss on sale of OREO properties decreased from $1.85 million to $1.04 million.  Salaries and employee benefit expenses remained relatively flat with an increase of 0.47 percent.  Occupancy expense was also relatively flat with a decrease of 1.82 percent.  The efficiency ratio improved to 71.92 percent for twelve months ended December 31, 2015 compared to 74.16 percent for the comparable 2014 period, or a decrease of 3.02 percent.   The company continues to explore opportunities to further improve its operating efficiency.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank.  Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-nine offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified.  In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Forward-looking statements speak only as of the date on which such statements are made.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.   Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	12/31/15	12/31/14	12/31/15	12/31/14
Net Interest Income	$9,761	$9,503	$37,707	$37,963
Provision for Loan Losses	125	0	866	1,308
Non-interest Income	2,242	2,407	9,045	9,125
Non-interest Expense	8,784	9,289	33,725	34,980
Income Taxes	989	643	3,788	3,268
Net Income	2,105	1,978	8,373	7,532
Preferred Stock Dividend	521	668	2,375	2,689
Net Income Available to Common Shareholders	1,584	1,310	5,998	4,843

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	12/31/15	12/31/14	12/31/15	12/31/14
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,486,672	8,439,258	8,458,461	8,439,258
Earnings Per Basic Share (b)	$0.19	$0.16	$0.71	$0.57
Earnings Per Diluted Share (b)	$0.19	$0.16	$0.71	$0.57
Common Book Value Per Share	$9.18	$8.42	$9.18	$8.42
Tangible Common Book Value Per Share	$9.16	$8.40	$9.16	$8.40

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	12/31/15	12/31/14	12/31/15	12/31/14
Net Interest Margin (a)	3.63%	3.59%	3.52%	3.60%
Return on Average Assets (b)	0.55%	0.46%	0.52%	0.43%
Return on Average Total Equity (b)	6.26%	5.37%	5.90%	5.11%
Efficiency (c)	72.81%	78.01%	71.92%	74.16%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	12/31/15	12/31/14
Total Assets	$1,174,149	$1,146,898
Loans, Net of Reserves	749,675	736,930
Allowance for Loan Losses	8,604	8,802
Intangible Assets	116	152
Deposits	1,011,554	979,303
Common Shareholders’ Equity	77,436	71,027
Common Equity to Total Assets	6.60%	6.19%
Total Equity	95,457	99,027
Total Equity to Total Assets	8.13%	8.63%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	12/31/15	12/31/14	12/31/15	12/31/14
Total Assets	$1,150,797	$1,132,317	$1,146,984	$1,128,052
Loans, Net of Reserves	756,549	736,797	748,367	730,643
Deposits	981,299	960,043	976,352	959,059
Common Shareholders’ Equity	78,080	69,650	75,380	66,751
Total Equity	101,135	97,650	101,710	94,751

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	12/31/15	12/31/14	12/31/15	12/31/14
Nonperforming Loans	$14,415	$18,341	$14,415	$18,341
Nonperforming Assets	23,254	28,743	23,254	28,743
Substandard Assets	41,236	43,285	41,236	43,285
Net Loan Chg-offs (Recoveries)	(77)	986	1,064	4,312
Reserve for Loan Loss to Total Loans	1.13%	1.18%	1.13%	1.18%
Reserve for Loan Loss to Non-performing Loans	59.69%	47.99%	59.69%	47.99%
Reserve for Loan Loss to Non-performing Assets	37.00%	30.62%	37.00%	30.62%
Net Loan Chg-offs (Recoveries) to Avg. Total Loans	(0.01)%	0.13%	0.14%	0.58%
Nonperforming Loans to Total Loans	1.90%	2.46%	1.90%	2.46%
Nonperforming Assets to Total Assets	1.98%	2.51%	1.98%	2.51%
Nonperforming Assets to Total Loans And Other Real Estate	3.03%	3.80%	3.03%	3.80%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	31.36%	32.39%	31.36%	32.39%

Quarterly Comparative Data (in thousands, except per share data)

	4Q2015	3Q2015	2Q2015	1Q2015	4Q2014
Assets	$1,174,149	$1,127,320	$1,139,050	$1,156,711	$1,146,898
Loans	749,675	755,447	751,210	744,866	736,930
Deposits	1,011,554	958,034	968,634	985,856	979,304
Common Shareholders’ Equity	77,436	77,907	74,658	74,363	71,027
Total Equity	95,457	101,074	102,658	102,363	99,027
Net Income	2,105	2,200	2,185	1,883	1,978
Net Income Available to Common Shareholders	1,584	1,606	1,555	1,253	1,310
Net Income Per Share	0.19	0.19	0.18	0.15	0.16

Key Performance Ratios	4Q2015	3Q2015	2Q2015	1Q2015	4Q2014
Return on Average Assets (1)	0.55%	0.57%	0.54%	0.44%	0.46%
Return on Average Total Equity (1)	6.26%	6.28%	6.05%	4.98%	5.37%
Common Equity to Total Assets	6.60%	6.91%	6.55%	6.43%	6.18%
Total Equity to Total Assets	8.13%	8.97%	9.01%	8.85%	8.62%
Net Interest Margin	3.63%	3.58%	3.44%	3.43%	3.59%

(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2013
	(unaudited)	(audited)	(audited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$22,257	$24,473	$25,692
Federal Funds Sold	-	20,132	20,495
	22,257	44,605	46,187
Interest-Bearing Deposits	38,615	21,206	21,960
Investment Securities
Available for Sale, at Fair Value	296,149	274,594	263,258
Held for Maturity, at Cost (Fair Value of $0, $30 and $37 as of Dec. 31, 2015, Dec. 31, 2014, and Dec. 31, 2013, Respectively)	-	30	37
	296,149	274,624	263,295
Federal Home Loan Bank Stock, at Cost	2,731	2,831	3,164
Loans	758,636	746,094	751,218
Allowance for Loan Losses	(8,604)	(8,802)	(11,806)
Unearned Interest and Fees	(357)	(362)	(360)
	749,675	736,930	739,052
Premises and Equipment	26,454	24,960	24,877
Other Real Estate	8,839	10,402	15,502
Other Intangible Assets	116	152	188
Other Assets	29,313	31,188	34,326
Total Assets	$1,174,149	$1,146,898	$1,148,551

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Noninterest-Bearing	$133,886	$128,340	$115,261
Interest-Bearing	877,668	850,963	872,269
	1,011,554	979,303	987,530
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	40,000	40,000	40,000
	64,229	64,229	64,229

Other Liabilities	2,909	4,339	6,838

Stockholders’ Equity
Preferred Stock, Stated Value $1,000 a Share;
Authorized 10,000,000 Shares, Issued 18,021 Shares as of Dec. 31, 2015 and 28,000 Shares as of Dec. 31, 2014 and Dec. 31, 2013, Respectively	18,021	28,000	28,000
Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,439,258 Shares as of Dec. 31, 2015, Dec. 31, 2014 and Dec. 31, 2013, Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	44,286	38,288	33,445
Accumulated Other Comprehensive Loss, Net of Tax	(4,434)	(4,845)	(9,075)
	95,457	99,027	89,954
Total Liabilities and Stockholders’ Equity	$1,174,149	$1,146,898	$1,148,551

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Twelve Months Ended
	12/31/15	12/31/14	12/31/15	12/31/14
	(unaudited)	(audited)	(unaudited)	(audited)
Interest Income
Loans, Including Fees	$10,153	$9,920	$39,716	$39,735
Federal Funds Sold	-	9	15	32
Deposits with Other Banks	22	10	80	42
Investment Securities
U. S. Government Agencies	1,127	1,164	4,235	4,738
State, County and Municipal	30	25	108	100
Dividends on Other Investments	31	30	122	115
	11,363	11,158	44,276	44,762
Interest Expense
Deposits	1,209	1,244	4,857	5,113
Borrowed Money	393	411	1,712	1,686
	1,602	1,655	6,569	6,799
Net Interest Income	9,761	9,503	37,707	37,963
Provision for Loan Losses	125	-	866	1,308
Net Interest Income After Provision for Loan Losses	9,636	9,503	36,841	36,655

Noninterest Income
Service Charges on Deposits	1,084	1,199	4,268	4,568
Other Service Charges, Commissions and Fees	664	627	2,627	2,469
Mortgage Fee Income	142	109	527	420
Securities Gains (Losses)	(23)	23	(11)	24
Other	375	449	1,634	1,644
	2,242	2,407	9,045	9,125
Noninterest Expense
Salaries and Employee Benefits	4,320	4,359	17,590	17,508
Occupancy and Equipment	953	994	3,989	4,063
Other	3,511	3,936	12,146	13,409
	8,784	9,289	33,725	34,980

Income Before Income Taxes	3,094	2,621	12,161	10,800
Income Taxes	989	643	3,788	3,268
Net Income	2,105	1,978	8,373	7,532

Preferred Stock Dividends	521	668	2,375	2,689

Net Income Available to Common Shareholders	$1,584	$1,310	$5,998	$4,843
Net Income Per Share of Common Stock
Basic	$0.19	$0.16	$0.71	$0.57
Diluted	$0.19	$0.16	$0.71	$0.57
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,486,672	8,439,258	8,458,461	8,439,258

Contact: Terry L. Hester
Chief Financial Officer
(229) 426-6000 (Ext 6002)